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                                                                   EXHIBIT 10.13

                                    AGREEMENT

                  AGREEMENT, dated as of April 15, 1998, between OFFICE CENTRE CORPORATION, a Delaware corporation having its principal place of business at 38 East 32nd Street, New York, New York 10016 (the "Company") and WALTER GORDENSTEIN, an individual residing at 208 Tanglewood Drive, Longmeadow, Massachusetts 01106 (the "Shareholder").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, on this date, the Shareholder is the owner of 1,847,608 shares of the Company's common stock, $.001 par value (the "Common Stock");

                  WHEREAS, the Company intends to make an initial public offering of shares of Common Stock (the "IPO") pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

                  WHEREAS, in order to facilitate the IPO and as an inducement to the Company to pursue the IPO, the parties are entering into this Agreement to establish various rights and obligations in connection with the transfer of the Common Stock held by the Shareholder upon the terms and conditions herein.

                   NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                  1.       RESTRICTIONS ON TRANSFER.

                  (a) At all times from the date hereof until the date of the closing of the IPO (the "IPO Closing Date"), the Shareholder shall not directly or indirectly sell, assign, pledge, hypothecate, give or transfer (each, a "Transfer") any Common Stock to any person or entity.

                  (b) The Shareholder hereby agrees to execute and deliver any "lock-up" agreement or other agreement restricting the transfer of his shares of Common Stock as may be requested by the underwriters in connection with the IPO (the "Lock-up Agreement") provided such Lock-up Agreement contains the same terms and conditions as the Lock-up Agreements applicable to other founding shareholders of the Company.

                  (c) From and after the date of termination of the Lock-up Agreement (the "Lock-up Termination Date"), the Shareholder hereby agrees that he shall not Transfer any shares of Common Stock that were subject to the Lock-up Agreement (the "Lock-up Shares") except as follows:


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                           (i)  From the date of the Lock-up Termination Date
through the date which is 6 months from the Lock-up Termination Date, the Shareholder may Transfer up to 25% of the initial Lock-up Shares;

                           (ii) From the date which is 6 months from the Lock-up
Termination Date through the date which is 12 months from the Lock-up Termination Date, the Shareholder may Transfer up to 25% of the Lock-up Shares;

                           (iii) From the date which is 12 months from the
Lock-up Termination Date through the date which is 18 months from the Lock-up Termination Date, the Shareholder may Transfer up to 25% of the Lock-up Shares;

                           (iv) From the date which is 18 months from the
Lock-up Termination Date through the date which is 24 months from the Lock-up Termination Date, the Shareholder may Transfer up to 25% of the Lock-up Shares; and

                           (v) After the date which is 24 months after Lock-up
Termination Date, the Shareholder may Transfer up to 100% of the Lock-up Shares.

All transfers permitted pursuant to this Section 1(c) shall be made only (i) in transactions which are exempt from registration under Section 5 of the Securities Act (provided that the transferee agrees in writing to become a party to the Agreement and to be bound by the restrictions contained herein); and (ii) through brokerage transactions as defined in Rule 144(g) under the Securities Act and, if required, otherwise in accordance with Rule 144 under the Securities Act ("Rule 144").

                  (d) Notwithstanding anything contained in Section 1(a) or
Section 1(c) above to the contrary: (i) the Shareholder may Transfer the shares of Common Stock to a family trust, family limited partnership or other similar vehicle established and maintained by the Shareholder for tax and/or estate planning purposes; provided, that as a condition to any such Transfer, the transferee agrees in writing to be bound by the terms of this Agreement; and
(ii) Transfers of shares of Common Stock by the Shareholder made in accordance with Section 1(c) above are subject to applicable federal and state securities laws, including, without limitation, any applicable holding period, volume limitation and other restrictions set forth in Rule 144.

                  (e) Any Transfer not expressly permitted by the terms and provisions of this Agreement shall be void ab initio.

                  2. LEGEND. At all times during the term of this Agreement all certificates representing shares of Common Stock owned by the Shareholder shall have conspicuously written, stamped or printed thereon the following legend:

                  "THE SHARES OF STOCK REPRESENTED BY THIS



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                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                  OF 1933, AS AMENDED, AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, GIFT OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT, DATED AS OF APRIL 15, 1998, AMONG THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF THE STOCK OF SUCH CORPORATION. SUCH AGREEMENT RESTRICTS TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION."

                  3. SALE OF SHARES IN THE IPO. Except as hereinafter provided, the Company shall include in the Registration Statement filed with respect to the IPO up to 50% of the shares of Common Stock of the Company owned by the Shareholder, which shares will be included in such Registration Statement at the same price (and subject to the same underwriters' discounts and commissions) as the shares of Common Stock sold by the Company, Clifford M. Davie and the Davie IRA Trust in the IPO. Notwithstanding the foregoing, if the representative of the underwriters for the IPO determines, in its sole and absolute discretion, that, due to market or other conditions, the successful completion of the IPO could be adversely affected by the inclusion in the IPO of all, or any portion whatsoever, of the shares of Common Stock owned by the Shareholder, then the Company shall reduce the percentage of the shares of Common Stock owned by the Shareholder which are to be included in the IPO from 50% to such percentage (which may be zero) as the representative of the underwriters so determines; provided, however, in no event may such reduction result in Clifford M. Davie and The Davie IRA Trust, in the aggregate, selling a higher percentage of his shares of Common Stock in the IPO than the percentage sold by the Shareholder. If shares of Common Stock of the Company are to be sold by the Shareholder in the IPO: (i) the Shareholder shall cooperate with the Company and the underwriters selected by the Company for the IPO in the preparation of the Registration Statement, to the extent reasonably requested by the Company, the underwriters or their representative; (ii) the Shareholder promptly shall provide the Company and the underwriters with information about himself for inclusion in the Registration Statement; (iii) the Shareholder shall execute an underwriting agreement with the underwriters, in substantially the form attached, with respect to the sale of his shares in the IPO; and (iv) the Shareholder shall pay his proportionate share of the IPO expenses (including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses) on the basis of the number of shares he sells in the IPO as compared with the total number of shares sold



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in the IPO. The Shareholder shall be solely responsible for the fees of any counsel retained by the Shareholder in connection with the Registration Statement and any transfer taxes or underwriting discounts, commissions or fees applicable to the shares sold by the Shareholder pursuant thereto.

                  4.       NONCOMPETITION; CONFIDENTIALITY.

                  (a) For and in consideration of the agreements of the Company set forth herein, the Shareholder agrees that he will not, for a period of five years beginning on the date hereof (the "Non-Competition Term"), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control, or be connected in any manner (including, but not limited to, holding the positions of stockholder (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), member, director, officer, consultant, independent contractor, employee, partner or investor) with, any person or entity engaged in a business or operation in the United States of America, Canada or Europe which operates any office products distribution business(es) and/or office products buying group(s) or is a consolidator of any of the foregoing businesses. The Shareholder agrees that, during the Non-Competition Term, he will not interfere with the Company's or its subsidiaries' relationship with, or endeavor to employ or entice away from the Company or any of its subsidiaries, any person or entity who or which is an employee, customer or supplier, or maintains a business relationship with, the Company or any of its subsidiaries.

                  (b) The Shareholder agrees and understands that given his positions with the Company and its subsidiaries, the Shareholder has been exposed to and has received information relating to the confidential affairs of the Company and its subsidiaries, including, but not limited to, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company and its subsidiaries to be confidential and in the nature of trade secrets. The Shareholder agrees that, during the Non-Competition Term and thereafter, he will keep such information confidential and not disclose such information, either directly or indirectly, to any person or entity without the prior written consent of the Company, unless required to do so by law or court order and then only to the extent so required. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon the request to the Company, the Shareholder promptly will supply to the Company, all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, technical data or any documents relating to the Company, its subsidiaries or their respective businesses which have been produced by, received by or otherwise submitted to the Shareholder during or prior to the Non-Competition Term.



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                  5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The
Shareholder hereby represents and warrants to the Company as follows:

                  (a) The Shareholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

                  (b) Neither the execution and delivery by the Shareholder of this Agreement nor the performance by the Shareholder of his obligations hereunder will (i) violate, be in conflict with, require the consent of any other party to, or constitute a breach of, any contract, agreement, arrangement or understanding to which the Shareholder is a party or is otherwise bound, or
(ii) violate or conflict with, any law or any judgment, decree or order of any governmental authority to which the Shareholder may be subject or bound.

                  (c) As of the date hereof, the Shareholder owns of record and beneficially 1,847,608 shares of Common Stock and no other shares of common stock of the Company, and such shares of Common Stock are owned free and clear of any lien, encumbrance, pledge or restriction other than the restrictions imposed on the Common Stock by this Agreement or under the Company's charter or bylaws. As of the date hereof, the Shareholder has no options, warrants, subscriptions, calls, preemptive or any other rights whatsoever for the purchase or receipt of capital stock of the Company.


                  6. TERMINATION. This Agreement shall terminate upon the earlier of (i) the mutual agreement of the parties hereto or (ii) December 31, 1998, if the IPO is not consummated by such date, whereupon all obligations of the parties under this Agreement shall terminate.

                  7. RELEASE AND INDEMNITY.

                  (a) For and in consideration of the agreements of the Company set forth herein, Shareholder hereby releases and forever discharges the Company and its subsidiaries (now and in the future) and their respective affiliates, absolutely and forever, of and from any and all direct or indirect liabilities, claims, losses, damages, costs, expenses, deficiencies, obligations, responsibilities, demands, benefits, accounts, liens, rights of action, claims for relief, and causes of action, of every nature and kind whatsoever, in law and in equity, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, "Claims"), which the Shareholder had, has, or may have against any of them for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof other than the rights of Shareholder arising under (i) this Agreement; or (ii) the Employment Agreement of even date between Shareholder and the Company (the "Employment Agreement").

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                  (b) For an in consideration of the agreements of Shareholder set forth herein, the Company and its subsidiaries (the "Company Releasors"), hereby release and forever discharge Shareholder (now and in the future) and his heirs and estate, absolutely and forever, of and from any and all Claims, which they and their affiliates had, have, or may have against the Shareholder and his heirs and estate for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof other than (i) the rights of the Company or its subsidiaries arising under this Agreement; (ii) the rights of the Company under the Employment Agreement; or (iii) embezzlement, fraud, wrongful taking or misappropriation of property, theft or any other crime involving dishonesty.

                  (c) Each party hereby represents that he or it has not transferred, conveyed or assigned any Claim or any portion thereof or interest therein. Each party further represents that in executing this release it or he has not relied upon any representation or statement made by any other party with regard to the subject matter, basis or effect of this release, except such representations as are set forth in this Agreement.

                  8. INDEMNIFICATION. In the event the Shareholder breaches any of the representations or warranties set forth in Section 5 above, then the Shareholder shall indemnify the Company from and against the entirety of any loss, liability or expense (including reasonable attorneys' fees) the Company may suffer or incur resulting from, arising out of, relating to, in the nature of or caused by the breach. In the event the Company breaches any of the representations or warranties set forth in this Agreement, then the Company shall indemnify the Shareholder from and against the entirety of any loss, liability or expense (including reasonable attorneys' fees) the Shareholder may suffer or incur resulting from, arising out of, relating to, in the nature of or caused by the breach.

                  9. INJUNCTIVE RELIEF. The Shareholder acknowledges that any breach or imminent breach by the Shareholder of the covenants, terms or provisions of this Agreement (other than the representations and warranties set forth in SECTION 5 above) may cause irreparable injury and harm to the Company, and that remedies at law for the breach or imminent breach may be inadequate. Accordingly, in the event of a breach hereof by the Shareholder, or in the event that the Company, in good faith and upon reasonable cause, determines that a breach hereof appears imminent, the Company shall be entitled to obtain specific performance, temporary and permanent injunctive relief and such other relief to which it may be entitled at law or in equity without the necessity of posting bond or of proving actual damage. The Company shall be entitled to recover all reasonable costs and attorneys' fees incurred by it in the event it is successful in obtaining any such relief. In the event that the Company is unsuccessful in obtaining any relief under this section, then the Company shall reimburse the Shareholder for his reasonable costs and attorneys' fees incurred in defense of such action.

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                  10. MISCELLANEOUS.

                  (a) This Agreement may not be amended, modified, supplemented or waived except by a written instrument signed by either of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  (b) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service to the appropriate address set forth in the preamble hereto. All notices and other communications required or permitted under this Agreement which are addressed as provided herein (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two business days following the date when mailed or couriered, as the case may be. Either party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                  (c) This Agreement may not be assigned by the Shareholder without the prior written consent of the Company. This Agreement shall be binding upon the heirs, personal representatives, successors, assigns and affiliates of each party hereto.

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                  (d) This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal Court sitting or located in the County of New York (a "New York Court") in any action arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such New York Court. Each party, to the extent permitted by applicable laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of FORUM NON CONVENIENS, and stipulates that any New York Court shall have IN PERSONAM jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement. In the event any party shall commence or maintain any action arising out of or related to this Agreement in a forum other than a New York Court, the other party shall be entitled to request the dismissal or stay of such action, and each such party stipulates for itself that such action shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any New York Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity. Each party irrevocably consents to the service of process of any of the New York Courts in any such action by any means permitted by the rules applicable in such New York Court.

                  (e) This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

                  (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                  (g) In case any one or more of the provisions contained in this Agreement shall be adjudged invalid, illegal or unenforceable by a New York Court of competent jurisdiction, such invalidity, illegality or unenforceability shall be limited to such provisions and the remainder of this Agreement shall be valid and binding upon the Company and the Shareholder; provided, however, that in the event a particular provision of this Agreement is determined to be unreasonable by such New York Court, the parties agree to use their best efforts to reform that provision in such a manner so as to preserve as closely as possible the original intent of the parties.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.

                                        OFFICE CENTRE CORPORATION


                                        By: /s/R.J. Gillon, Jr.
                                           -------------------------------------
                                          Robert J. Gillon, Jr.


                                        /s/Walter Gordenstein
                                        ----------------------------------------
                                        Walter Gordenstein